Exhibit 99.1

Sun Country Airlines Holdings, Inc. Announces Pricing of Upsized Secondary Public Offering of Common Stock

MINNEAPOLIS, October 14, 2021 (GLOBE NEWSWIRE) -- Sun Country Airlines Holdings, Inc. (NASDAQ: SNCY) (“Sun Country Airlines”) today announced the pricing of an upsized secondary public offering of 8,500,000 shares of its common stock by certain of its existing stockholders including members of management (the “Selling Stockholders”) at a price to the public of $32.50 per share. The offering is expected to close on October 19, 2021, subject to satisfaction of customary conditions.

The underwriters will have a 30-day option to purchase up to an additional 1,275,000 shares of common stock from the Selling Stockholders. Sun Country Airlines is not selling any shares and will not receive any proceeds from the offering.

Barclays and Morgan Stanley are acting as joint lead bookrunners for the offering. Deutsche Bank Securities, Evercore ISI, Goldman Sachs & Co. LLC and Wolfe | Nomura Strategic Alliance are acting as bookrunners for the offering. Apollo Global Securities, AmeriVet Securities, Siebert Williams Shank and Tribal Capital Markets are acting as co-managers for the offering.

The offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to this offering, when available, may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 888-603-5847, or by email at Barclaysprospectus@broadridge.com or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick, 2nd Floor, New York, New York 10014.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sun Country Airlines

Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Canada, Mexico, Central America and the Caribbean.

Forward-Looking Statements

Sun Country Airlines has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, our strategy, outlook and growth prospects, our operational and financial targets and dividend policy, general economic trends and trends in the industry and markets, the competitive environment in which we operate and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Sun Country Airlines undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Sun Country Airlines cautions that these statements are subject to risks and uncertainties, many of which are outside of Sun Country Airlines’ control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in Sun Country Airlines’ Registration Statement on Form S-1 filed in connection with the proposed offering, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein and other filings with the Securities and Exchange Commission.

Contacts

Investor Relations

Chris Allen

651-681-4810

IR@suncountry.com

Peter Mintzberg, Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0528

APOInvestorRelations@apollo.com

Media

Jessica Wheeler

651-900-8400

mediarelations@suncountry.com

Joanna Rose, Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com

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